Exhibit 10.40

First Amendment

VICTORY CAPITAL MANAGEMENT INC. DEFERRED COMPENSATION PLAN

WHEREAS, Victory Capital Management Inc. (“Employer”) has adopted and maintains the Victory Capital Management Inc. Deferred Compensation Plan (“Plan”) for the benefit of eligible employees;

WHEREAS, the Employer is permitted and desires to change the Definition of Compensation pursuant to Plan Section 8.2;

ESOLVED FURTHER, that Section 3.2(b) of the Plan is hereby restated to read as follows:

(b) Discretionary Amount. The amount of the Matching Employer Contributions, if any, shall be determined by the Employer in the Employer’s sole discretion. Without limitation, the Employer may limit the amount of Matching Employer Contributions to a set percentage of either the Participant’s Compensation or amount of Salary Deferral Contributions. Until a change is announced to Participants (which change shall be documented in an Amendment to the Plan before, on or after such announcement), the Matching Employer Contribution will equal the amount of each Participant’s Salary Deferral Contributions with respect to a Plan Year, with a maximum Matching Employer Contribution equal to 5% of the Participant’s Compensation for the Plan Year that exceeds the Section 401(a)(17) limit for such Plan Year. Notwithstanding, no Matching Employer Contribution shall be made for a Plan Year on Compensation for such Plan Year that exceeds

$3,500,000.00.

RESOLVED FURTHER, that in all other respects the Plan is hereby modified and affirmed.

This Amendment is hereby adopted effective for Plan Years beginning on and after January 1, 2025.

Dated: 11/19/24

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ David Brown David Brown, CEO